EXHIBIT 16.1

January 25, 2007

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

In re:

Irish Mag, Inc.

File #:

333-132119

FEI #:

59-1944687

Ladies and Gentlemen:

We have read the statements by Irish Mag, Inc. included under Item 4.01 of its Current Report on Form 8-K dated as of the date hereof and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between Irish Mag, Inc. (Commission File No. 333-132119) and Randall N. Drake, CPA PA has ceased.

Very truly yours,

/s/ Randall N. Drake, CPA PA

Randall N. Drake, CPA, PA